                                                                     EXHIBIT 4.3
                               DSET CORPORATION

                               WARRANT AGREEMENT

                         DATED AS OF SEPTEMBER 13, 1996

     WARRANT AGREEMENT dated as of the 13th day of September, 1996, between DSET Corporation, a New Jersey corporation (the "Company"), and the entities listed on Schedule 1 attached hereto (collectively, together with transferees permitted herein, the "Holders").

     The Company proposes to issue to the Holders warrants (the "Warrants") at a purchase price per Warrant Share (as hereinafter defined) of Three and 27/100 Dollars ($3.27) to purchase an initial total of 123,554 shares (the "Warrant Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), subject to modification as herein provided.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1. Issuance of Warrants; Form of Warrants. The Company has issued and is delivering to each Holder a Warrant to purchase the initial number of shares of Common Stock as shown on Schedule 1 attached hereto. The text of the Warrants and of the election to purchase shares to be attached thereto shall be substantially in the form of Exhibit A hereto. The Warrants will be executed on behalf of the Company by the manual or facsimile signature of the Chief Executive Officer or Vice President of the Company, under its corporate seal affixed or in facsimile, attested by the Secretary or an Assistant Secretary of the Company. Terms used as defined terms herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

     2. Registration. The Warrants, together with any additional Warrants which may be issued upon partial exercise, replacement or transfer of the original Warrants, shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person other than the record holder.

     The Warrants may be transferred, subject to the provisions of Section 9. Any Warrant to be transferred may be transferred or endorsed to another party by giving notice thereof to the Company at its principal office and, if a new Warrant is requested in connection with such transfer, by surrender thereof for cancellation, endorsed or accompanied by a written instrument of transfer, in form satisfactory to the Company, duly executed by the Holder thereof in person or by its duly authorized representative, or by its agent or attorney-in-fact duly appointed in writing. Upon receipt thereof, the Company will issue and deliver, in the name of the transferee or transferees, a new Warrant on like terms.

     4.   Term of Warrants; Exercise of Warrants.
          -----------------------------------------

          (a) Each Warrant entitles the registered Holder to purchase from the Company shares of Common Stock at a purchase price per share of Three and 27/100 Dollars ($3.27), subject to adjustment as herein provided (the "Exercise Price"), at any time, on and after the date hereof and on or before 5:00 p.m. Eastern Standard Time on September 13, 2006 (the "Expiration Date"). Except as described in this Section 4(a), the Warrants shall not be exercisable prior to September 13, 1998. Thereafter, each Warrant shall be exercisable with respect to the following percentages of the Warrant Shares covered thereby:

                                                                                   CUMULATIVE
                                           PERCENTAGE OF WARRANT             PERCENTAGE OF WARRANT
                                          SHARES AS TO WHICH FIRST             SHARES AS TO WHICH
EXERCISE DATE                                   EXERCISABLE                   WARRANT EXERCISABLE
-------------                             ------------------------           ---------------------
On or after September 13, 1998, but
prior to September 13, 1999:                        50%                                50%

On or after September 13, 1999, but
prior to September 13, 2000:                        25%                                75%

On or after September 13, 2000:
                                                    25%                               100%

In the event of (i) consummation of a public offering of securities of the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended, (ii) the sale of all or substantially all of the assets of the Company, (iii) the sale of voting securities of the Company, or the merger or consolidation of the Company, if following such sale, merger or consolidation those persons who held 100% of the voting securities of the Company do not have a majority of the shares of voting stock of the Company or the surviving or resulting entity, or (iv) the dissolution or winding up of the Company (such events described in clauses (i)-(iv) to be referred to herein as a "Liquidation Event"), the exercisability of the Warrants shall be accelerated, so that the Warrants shall be exercisable in full immediately preceding such Liquidation Event; provided, however that the Warrants shall be accelerated only to the extent that the stock options to purchase 240,000 shares of common stock of the Company granted to S. Daniel Shia in September 1996 are accelerated. The Company agrees to give the holders of the Warrants 15 days prior notice of any proposed Liquidation Event. The holder of a Warrant may exercise his Warrant conditioned on the consummation of a Liquidity Event.

          (b) The initial Exercise Price and the number of Warrant Shares shall be adjusted as provided in Section 5 hereof.

          (c) Subject to the provisions of this Agreement, the registered Holder of each Warrant shall have the right, which may be exercised in whole or in part to the extent the

Warrant is then exercisable, to purchase from the Company (and the Company shall issue and sell to such registered Holder of the Warrant) the number of fully paid and non-assessable shares of Common Stock evidenced by the Warrant, upon surrender to the Company, or its duly authorized agent, of the Warrant, with the form of election to purchase attached thereto duly completed and signed, and upon payment to the Company of the Exercise Price in full as described in
Section 4(e).

          (d) Upon surrender of the Warrant and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered Holder of the Warrant and (subject to receipt of evidence of compliance with the Act in accordance with the provisions of Section 9 of this Agreement) in such name or names as such registered Holder may designate, a certificate or certificates for the number of shares of stock so purchased upon the exercise of the Warrant. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of the Warrant and payment of the Exercise Price as aforesaid. If, at the date of surrender of a Warrant and payment of such Exercise Price, the transfer books for the Common Stock, shall be closed, the certificates for the shares in respect of which the Warrant is then exercised shall be issuable as of the date on which such books shall next be opened (whether before, on or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such shares; provided, however, that the transfer books shall not be closed at any one time for a period longer than forty-eight (48) hours unless otherwise required by law.

          (e) A holder of a Warrant may, at its option, exercise such Warrant by (i) paying the Exercise Price in cash, (ii) by delivering to the Company shares of capital stock of the Company with a fair market value (as determined in good faith by the Board of Directors of the Company without any attribution of a minority ownership or illiquidity discount) equal to the Exercise Price of the Warrant Shares as to which the Warrant is being exercised, or (iii) by canceling the Warrant with respect to that number of Warrant Shares as have a fair market value (as determined above) which, when multiplied by the fair market value per share (as so determined) less the Exercise Price per share, equals the Exercise Price of the Warrant Shares as to which the Warrant is being exercised equal to the product of the number of Warrant Shares for which the Warrant is being exercised times the Exercise Price.

     5.   Adjustment to Exercise Price.  In order to prevent dilution of the
          ----------------------------
rights granted under the Warrant, the Exercise Price will be subject to adjustment from time to time pursuant to this Section 5. In the event of a stock split, stock dividend or other form of recapitalization affecting the Common Stock, the number of Warrant Shares and the Exercise Price shall be adjusted so as to provide the holder of a Warrant with the same benefit he or it enjoyed immediately preceding such split, dividend or other form of recapitalization.

     6.   Mutilated or Missing Warrant.  If a Warrant is mutilated, lost, stolen
          ----------------------------
or destroyed, the Company shall issue and deliver in lieu of and substitution for the Warrant so mutilated, lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence reasonably satisfactory to the Company of such mutilation, loss, theft or destruction of such Warrant and indemnity or other security, if requested, also reasonably satisfactory to the Company. An applicant for a substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     7.   Reservation of Preferred Stock, etc.  The Company shall at all times
          -----------------------------------
reserve as long as the Warrants remain outstanding, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by each Warrant. Subject to the provisions of this Agreement, the Warrant, when surrendered on the exercise of the rights thereby evidenced, shall be canceled, and the form of election to purchase attached to such canceled Warrant, as completed and signed by the registered Holder thereof, shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of the Warrant. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of the Warrants.

     8.   Fractional Interests.  The Company shall issue fractions of shares of
          --------------------
Common Stock on the exercise of any Warrant to the extent required.

     9.   Absence of Registration.  Neither the Warrants nor the shares of
          -----------------------
Common Stock issuable upon exercise of the Warrants have been registered under the Act. Each Holder represents and warrants to the Company that it will not dispose of the Warrant or such shares except to an affiliate or pursuant to (i) a registration statement filed under the Act or (ii) an opinion of counsel, reasonably satisfactory to counsel for the Company, that such registration is not required under the Act.

     10.  Certificates to Bear Legends.  The Warrants and the shares of Common
          ----------------------------
Stock issuable upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates therefor shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE PLEDGED, HYPOTHECATED, TRANSFERRED, OFFERED FOR SALE OR SOLD EXCEPT PURSUANT TO A REGISTRATION UNDER SAID ACT AND LAWS OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND LAWS.

     11.  Notices.  Any Notice pursuant to this Agreement to be given or made
          -------
by the registered Holders of the Warrants to the Company shall be sufficiently given or made if delivered by hand, transmitted by telex or telecopy or sent by first-class mail, postage prepaid, addressed as follows:

          DSET Corporation
          1011 Rt. 22 West
          Bridgewater, New Jersey  08807
          Attn: Chief Executive Officer

Notices or demand authorized by this Agreement to be given or made by the Company to the registered Holder of any Warrant shall be sufficiently given or made (except as otherwise provided in this Agreement) if delivered by hand, transmitted by telex or telecopy or sent by first-class mail, postage prepaid, to the address shown on Schedule 1, or to such other address of each Holder or subsequent Holders as shown on the Warrant Register.

     12.  Binding Effect; Survival.  This Agreement shall survive the exercise
          ------------------------
of the Warrant and shall be binding upon the Company and its successors and assigns and shall be binding upon and inure to the benefit of each Holder of the Warrants and each holder of shares of Preferred Stock issued upon exercise of the Warrants.

     13.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New Jersey or, if different, the laws of such other jurisdiction as may be applicable to the issuance of the Warrants.

     14.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.

                                             DSET CORPORATION


                                             By:____________________________
                                                Name:
                                                Title:


                                             SUMMIT VENTURES IV, L.P.


                                             By:  Summit Partners IV, L.P.
                                                  General Partner

                                             By:  Stamps, Woodsum & Co., IV
                                                  General Partner


                                             By:____________________________
                                                General Partner


                                             SUMMIT INVESTORS II, L.P.


                                             By:____________________________
                                                Authorized Signatory

SCHEDULE 1
----------

                               DSET CORPORATION

                                List of Holders


                                                    Initial Number of
                                                  Shares to be Issued on
     Name and Address of Purchaser                  Exercise of Warrants
     -----------------------------                ----------------------
     Summit Ventures IV, L.P.                               118,328
     Suite 2800
     600 Atlantic Avenue
     Boston, MA  02210-2227
     Summit Investors II, L.P.                                5,226
     Suite 2800                                             -------
     600 Atlantic Avenue
     Boston, MA  02210-2227

              TOTAL:                                        123,554
                                                            =======

                                   EXHIBIT A
                                   ---------


                              WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE PLEDGED, HYPOTHECATED, TRANSFERRED, OFFERED FOR SALE OR SOLD EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND LAWS.

THE TRANSFER OR EXCHANGE OF THIS WARRANT MUST BE REGISTERED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

NO.____                                       Initial
                                              Number of Shares
                                              Subject to Purchase
                                              Upon Exercise of
                                              Warrant:____


                               DSET CORPORATION
                              Warrant Certificate

          THIS CERTIFIES THAT for value received, [name of Holder], or its registered assigns, is the owner of a Warrant which entitles the owner thereof to purchase at any time on and after the date hereof and on or before 5:00 p.m. Eastern Standard Time on September 13, 2006 (the "Expiration Date"), [initial number of shares] fully paid and nonassessable shares of the Common Stock, $.01 par value per share (the "Common Stock"), of DSET Corporation, a New Jersey corporation (the "Company"), at the initial purchase price per share of $3.27 (the "Exercise Price"). The number of shares issuable upon exercise of the Warrant and the Exercise Price are subject to adjustment as provided in the Warrant Agreement described herein. The Warrant shall be exercisable upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed. This Warrant may be exercised in whole or in part, subject to the terms of this Warrant Agreement (as hereinafter defined) but after exercise this Warrant shall be canceled as to any remaining shares as to which it has not been exercised and a new Warrant Certificate for any remaining shares shall be issued.

          This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of a Warrant Agreement dated as of September 13, 1996 (the "Warrant Agreement") among the Company and the original holder hereof, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitation of rights, obligations, duties and immunities hereunder of the Company and the holder of this Warrant Certificate. Terms used as defined terms herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. Copies of the Warrant Agreement are on file at the principal office of the Company.

          Subject to the terms of the Warrant Agreement, this Warrant Certificate, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such holder to purchase.

          To the extent required, fractional shares of Common Stock will be issued upon the exercise of any Warrant evidenced hereby, as provided in the Warrant Agreement.

          No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Common Stock for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

          If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books.

          IN WITNESS WHEREOF, DSET Corporation has caused the signature (or facsimile signature) of its Chairman and Chief Executive Officer and Secretary to be printed hereon and its corporate seal (or facsimile) to be printed hereon.


                                    DSET CORPORATION


                                    By:______________________________


Attest:


______________________________
                                   Secretary

                          FORM OF ELECTION TO PURCHASE


          To be executed if holder desires to exercise the Warrant Certificate.

TO DSET CORPORATION:

          The undersigned hereby irrevocably elects to exercise the Warrant represented by this Warrant Certificate to purchase ____ shares of Common Stock of DSET Corporation issuable upon the exercise of such Warrant and requests that certificates of such shares be issued in the name of:



                                    ______________________________
                                    Name

                                    ______________________________
                                    Address

                                    ______________________________
                                    Federal Identification Number